UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 30, 2015

Rocket Fuel Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36071	30-0472319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Seaport Blvd.
Redwood City, CA 94063
(Address of principal executive offices, including zip code)
(650) 595-1300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (d), (e)

On November 4, 2015, Rocket Fuel Inc. (the “Company”) announced the following Board of Directors (the “Board”) and management changes:

Appointment of Chief Executive Officer; Compensation

Effective November 2, 2015, E. Randolph (“Randy”) Wootton III was promoted to the position of Chief Executive Officer of the Company. Mr. Wootton had served as Chief Revenue Officer for North America since March 2015. Mr. Wootton replaces Monte Zweben, who has been acting as the Company’s Interim Chief Executive Officer since March 2015.

Mr. Wootton, age 47, joined the Company as Chief Revenue Officer in March 2015.  Prior to joining the Company, Mr. Wootton served as VP of customer success for products at salesforce.com, a provider of enterprise cloud computing software, from July 2012 to March 2015.   Prior to salesforce.com,  Mr. Wootton served as senior vice president at AdReady, a digital media company, from January 2011  to June 2012.  Prior to that, Mr. Wootton spent nearly seven years at Microsoft in various senior level and general management roles from June 2004 to December 2010 and ran aQuantive’s AtlasDMT’s international division, from February 2002 to May 2004. He had other roles at aQuantive from June 2000 to Feb 2002. In addition, he spent eight years in the US Navy as an A6-E Bombardier/Navigator and English Instructor at the US Naval Academy from June 1990 to June 1998. Mr. Wootton holds a Bachelor of Science degree from the U.S. Naval Academy, a Master of Arts in the Liberal Arts from St. John’s College, and a Master of Business Administration from Harvard Business School.

On November 1, 2015, the Company and Mr. Wootton entered into an employment offer letter, dated as of October 31, 2015 (the “Offer Letter”). Mr. Wootton’s employment with the Company is on an at-will basis. Under the terms of the Offer Letter, Mr. Wootton will be paid an annual base salary of $430,000 and will be eligible for a bonus of 100% of his base salary under the Company’s Executive Incentive Compensation Plan (the “Executive Bonus Plan”), subject to continued service through the date the bonus is earned pursuant to the terms of the Executive Bonus Plan. Mr. Wootton is eligible to participate in the Executive Bonus Plan on a pro-rated basis for the second half of the 2015 fiscal year, subject to his continued employment. The Offer Letter also provides that Mr. Wootton is eligible to participate in the benefits programs generally available to employees of the Company.

The Offer Letter also provides that (i) the Company will recommend to the Board or the compensation committee of the Board that it grant Mr. Wootton a stock option to purchase 500,000 shares of the Company’s common stock with an exercise price equal to the fair market value of the shares on the date of grant, and 250,000 restricted stock units, pursuant to the Company’s 2013 Equity Incentive Plan and form of option agreement and restricted stock unit agreement approved by the Compensation Committee for use thereunder; and (ii) each equity award will vest over a four-year period contingent on Mr. Wootton’s continued service with the Company on each vesting date.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the full text of the Offer Letter, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2015.

In addition, the Company will enter into its standard form of indemnification agreement with Mr. Wootton, which is filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on August 16, 2013 and is incorporated herein by reference. Other than the indemnification agreement described in the preceding sentence, Mr. Wootton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no family relationships between Mr. Wootton and any of the Company’s directors or executive officers.

On April 8, 2015, the Company and Mr. Wootton entered into a Management Retention Agreement (the “Retention Agreement”), which provides for potential payments and benefits upon a qualifying termination of employment. The Retention Agreement will terminate upon the completion of all payments (if any) thereunder or on the third anniversary of its effective date if a change in control (as defined under the Retention Agreement) has not occurred by such date unless the term of the Retention Agreement is extended by the parties. If, prior to the expiration of the term of the Retention Agreement, the Company enters into a definitive agreement with a third party (or third parties), the consummation of which would result in a change in control of the Company, then the term of the Retention Agreement will automatically be extended to 24 months following the resulting change in control, unless the definitive agreement terminates or is canceled without resulting in a change in control, in which case, the extension will not be effective.

The Retention Agreement provides that if, during the period beginning on the date that is three months before a change in control and ending on the date that is 12 months following a change in control (the “change in control period”), (i) Mr. Wootton terminates his employment with the Company (or any parent or subsidiary) for good reason (as defined in the Retention Agreement), or (ii) the Company (or any parent or subsidiary) terminates Mr. Wootton’s employment for a reason other than cause (as defined in the Retention Agreement) and other than death or disability (as defined in the Retention Agreement) (a termination under clause (i) or (ii), a “Qualifying Termination”), Mr. Wootton will be eligible to receive the following severance benefits from the Company: (x) a lump-sum payment equal to the sum of (a) 100% of Mr. Wootton’s annual base salary (as in effect immediately prior to (A) a change in control (if Mr. Wootton’s employment terminates on or after the change in control), or (B) Mr. Wootton’s termination, whichever is greater); (y) 100% of Mr. Wootton’s target bonus for the fiscal year in which Mr. Wootton’s employment terminates (minus any bonus or commission payments already received for that fiscal year’s performance); and (z) reimbursement for continued group health plan coverage premiums under COBRA for 12 months following Mr. Wootton’s termination, for Mr. Wootton and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Wootton’s a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the 12-month severance period. Additionally, if, during the change in control period, (i) Mr. Wootton has a Qualifying Termination, or (ii) Mr. Wootton’s employment is terminated due to death or disability, then 100% of the shares of the Company’s common stock subject to Mr. Wootton’s then outstanding unvested equity compensation awards will immediately vest (for performance-based awards, performance will be deemed achieved at 100% of target levels).

The Retention Agreement further provides that if Mr. Wootton has a Qualifying Termination, and such termination occurs outside of the change in control period, Mr. Wootton will be eligible to receive the following severance benefits from the Company: (i) a lump-sum payment equal to six months of his annual base salary, and (ii) reimbursement for continued group health plan coverage premiums under COBRA for six months following Mr. Wootton’s termination for Mr. Wootton and his spouse and/or eligible dependents. However, if the Company determines that it cannot provide the COBRA reimbursement benefits without potentially violating applicable laws, the Company will instead provide Mr. Wootton a taxable lump sum payment equal to 1.5 times the monthly COBRA premium (based on the first month’s premium) for the six-month severance period.

In order to receive severance benefits under the Retention Agreement, Mr. Wootton must sign and not revoke a separation and release of claims agreement in a form reasonably satisfactory to the Company. The Retention Agreement also provides that in the event that the payments and benefits provided for in the agreement or other payments and benefits payable or provided to Mr. Wootton (i) constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) would otherwise be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Wootton’s payments and benefits under the agreement or other payments or benefits (the “payment”) will be reduced to either (x) the largest portion of the payment that would result in no portion of the payment being subject to the excise tax or (y) the largest portion, up to and including the total, of the payment, whichever amount, after taking into account all applicable federal, state and local employment taxes, income taxes and the excise tax, results in Mr. Wootton’s receipt, on an after-tax basis, of the greater amount of the payment, notwithstanding that all or some portion of the payment may be subject to the excise tax.

The foregoing descriptions of the Retention Agreement is qualified in its entirety by reference to the full text of the Retention Agreement, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2015.

Changes in Board Composition

Effective November 4, 2015, Dr. George John, co-founder and Chairman of the Board, stepped down from the Board, and his employment with the Company will end on November 12, 2015. Dr. John and the Company expect to enter into a Separation Agreement and Release (the “John Agreement”) in connection with Dr. John's resignation.  When the John Agreement is signed, the Company will describe the final terms in a Form 8-K.

Effective November 4, 2015, the Board of Directors appointed Mr. Wootton as a member of the Board to fill the vacancy created by Dr. John’s departure. As a Class III director, his current term will expire at the 2016 annual meeting of stockholders.

On November 2, 2015, Mr. Zweben resigned as Interim Chief Executive Officer (“Interim CEO”). He will continue his service to the Company in the new role of Executive Chairman of the Board, which became effective as of the same day.  He will remain an employee of the Company in his role as Executive Chairman.  It is expected that he will serve as Executive Chairman through March 20, 2016, at which time he and the Company will reassess whether he will continue in this role.  On November 4, 2015, the Board determined that during the period in which he serves as Executive Chairman, Mr. Zweben will receive an annual base salary of $225,000.

It was expected that Mr. Zweben’s tenure as Interim CEO would last four months.  Instead, Mr. Zweben served as Interim CEO for approximately eight months. In recognition of his extended services as Interim CEO, on November 4, 2015, the Board approved (i) the grant to Mr. Zweben of a fully-vested option to purchase 87,000 shares of Company common stock with an exercise price equal to the fair market value of the shares on the date of grant, (ii) the payment of a bonus of $200,000 in lieu of a fully-vested restricted stock unit award and (iii) a bonus under the Executive Bonus Plan of $200,000. In addition, Mr. Zweben will be eligible to receive a pro-rated bonus under the Executive Bonus Plan for the fourth fiscal quarter of this year, in an amount, if any, to be determined by the Board or the Compensation Committee, for the portion of the fourth quarter during which he served as Interim CEO.  Mr. Zweben will not otherwise receive a bonus for the third fiscal quarter of this year, and he will not otherwise participate in the Executive Bonus Plan or other Company incentive compensation plans while he serves as Executive Chairman. The Company expects to enter into an offer letter with Mr. Zweben on the Company’s standard form to memorialize some or all of these terms (the “Zweben Letter”).

The foregoing description of the compensation arrangements with Mr. Zweben relating to his service as Executive Chairman of the Board is qualified in its entirety by reference to the full text of the Zweben Letter to be entered into as described above, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2015.

Chief Financial Officer Transition

On October 31, 2015, David Sankaran, the Company’s Chief Financial Officer, announced that he will resign from the Company. His resignation will be effective on November 30, 2015. Mr. Sankaran and the Company entered into a Separation Agreement and Release (the “Sankaran Agreement”) on November 4, 2015 in connection with Mr. Sankaran’s resignation. Under the terms of the Sankaran Agreement, Mr. Sankaran agreed to provide limited transition services as reasonably requested by the Company. Under the terms of the Sankaran Agreement, the Company will pay Mr. Sankaran a lump-sum severance payment of $81,250. The Sankaran Agreement includes Mr. Sankaran’s release and waiver of claims against the Company, as well as his obligations regarding confidentiality, non-disparagement and non-cooperation in disputes against the Company and other released parties.

The foregoing description of the Sankaran Agreement is qualified in its entirety by reference to the full text of the Sankaran Agreement, which will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ending December 31, 2015.

The Company has engaged the services of Cal R. Hoagland, a principal of FLG Partners LLC, a Silicon Valley chief financial officer services and board advisory firm (“FLG Partners”). Mr. Hoagland will provide financial consulting services until the effective date of Mr. Sankaran’s resignation, at which time Mr. Hoagland will serve as the Company’s interim Chief Financial Officer and principal financial and principal accounting officer until the Company completes its search for a new Chief Financial Officer.

Mr. Hoagland, age 59, has been a principal and partner of FLG Partners since May 2005. Mr. Hoagland has provided interim Chief Financial Officer and interim financial executive services to a number of public and private technology companies while with FLG Partners. Prior to FLG Partners, Mr. Hoagland was CFO for several public technology companies. Earlier in his career, he was a manager with Coopers&Lybrand, now PriceWaterhouseCoopers. Mr. Hoagland holds a B.S. in Accounting from San Jose State University.

In connection with Mr. Hoagland’s consulting services and his becoming the Company’s interim Chief Financial Officer and principal financial and accounting officer, the Company entered into a consulting agreement with FLG Partners for the provision of Mr. Hoagland’s services (the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $425 per hour for Mr. Hoagland’s services to the Company.

The FLG Consulting Agreement with FLG Partners also requires the Company to indemnify Mr. Hoagland and FLG Partners in connection with the performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.

The foregoing description of the FLG Consulting Agreement is qualified in its entirety by reference to the full text of the agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ending December 31, 2015.

Other than the indemnification described herein, Mr. Hoagland has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any transactions currently proposed.

There are no family relationships between Mr. Hoagland and any of the Company’s directors or executive officers.

Item 8.01 Other Events

On November 4, 2015, the Company issued a press release announcing certain of the management changes described in this Form 8-K. A copy of the press release is furnished herewith as Exhibit 99.1.

The information set forth under this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

99.1	Press release announcing management changes dated November 4, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKET FUEL INC.

By: /s/ JOANN C. COVINGTON
JoAnn C. Covington Senior Vice President and General Counsel

Date: November 4, 2015

EXHIBIT INDEX

Exhibit No. Description

99.1	Press release announcing management changes dated November 4, 2015